GNC Announces Proposed Senior Secured Notes Offering
PITTSBURGH, November 8, 2017 - GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty health, wellness and performance retailer, today announced that its wholly-owned subsidiary, General Nutrition Centers, Inc. (the “Issuer”) intends to offer, subject to market conditions and other considerations, senior secured notes due 2022 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will be guaranteed on a senior secured basis by the Issuer's parent company, GNC Corporation, and by certain of the Issuer's direct and indirect subsidiaries that are borrowers or guarantors under a new senior secured term loan facility and new senior secured asset-based revolving credit facility.

The Company intends to use the net proceeds from this offering, together with borrowings under a new senior secured term loan facility and new senior secured asset-based revolving credit facility, to prepay and terminate its existing credit facility and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Us

GNC Holdings, Inc. (NYSE: GNC) - headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.

GNC connects customers to their best selves by offering a premium assortment of heath, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.

GNC’s diversified, multi‑channel business model generates revenue from product sales through company‑owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of September 30, 2017, GNC had approximately 9,000 locations, of which approximately 6,800 retail locations are in the United States (including approximately 2,400 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward‑Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward‑looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward‑looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward‑looking statements, including but not limited to unfavorable publicity or consumer perception of the Company's products; costs of compliance and any failure on management's part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in the manufacturing system or losses of manufacturing certifications; disruptions in the distribution network; or failure to successfully execute the Company's growth strategy, including any inability to expand franchise operations or attract new franchisees, any inability to expand company-owned retail operations, any inability to grow the international footprint, any inability to expand the e‑commerce businesses, or any inability to successfully integrate businesses that are acquired. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward‑looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
Contacts:
Investors:    Tricia Tolivar, Executive Vice President & Chief Financial Officer, (412) 228-2029
Amy N. Davis, Vice President Corporate Controller and Treasurer, (412) 288-4641
Matt Milanovich, Senior Director - Investor Relations, Analysis & Strategy , (412) 402-7260

SOURCE:     GNC Holdings, Inc.